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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): October 12, 1999




                                SPEEDUS.COM, INC.
               (Exact name of registrant as specified in charter)




          Delaware                  000-27582                13-3853788
          --------                  ---------                ----------
(State or other jurisdiction       (Commission              (IRS Employer
     of incorporation)             File Number)           Identification No.)



140 58th Street, Suite 7E
Brooklyn, New York                                              11220
---------------------------------------                       ----------
(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code: (718) 567-4300



                                 Not Applicable
                                 --------------
          (Former name or former address, if changed from last report)



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Item 2. Acquisition or Disposition of Assets.

     On October 12, 1999, pursuant to the terms of the Amended and Restated Agreement to Assign LMDS License, dated as of June 13, 1999, among SPEEDUS.COM, Inc. (the "Company"), SPEEDUSNY, L.P. ("SPEEDUSNY"), a wholly-owned operating subsidiary of the Company, and NEXTLINK Communications, Inc. ("NEXTLINK"), a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein, SPEEDUSNY assigned 150 MHz of the spectrum covered by its LMDS license to NEXTLINK for an assignment price of $20 million (the "Spectrum Assignment"). A copy of the press release announcing the above transaction is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

     (a) None.

     (b) Pro forma financial information.

     The following narrative is intended to describe the pro forma effect that consummation of the Spectrum Assignment would have had on the Company's financial position as of June 30, 1999, as if such transaction had occurred on that date, and on the Company's results of operations for the year ended December 31, 1998 and the six months ended June 30, 1999, as if such transaction had occurred on January 1, 1998. The Company believes that a narrative description of these pro forma effects would be more meaningful to stockholders than the presentation of pro forma financial statements.

     Effects on financial position

     At June 30, 1999, the Company had total current assets of $10.4 million, including $10.3 million in cash and cash equivalents, and $3 million in total liabilities. As a result, the Company had the ability to meet its existing obligations as they became due in the normal course of business. On a pro forma basis including the $20 million of proceeds from the Spectrum Assignment, there would be $30.3 million available to the Company for short-term investment until used to fund operations or future business opportunities.

     At June 30, 1999, the Company had property and equipment with a net carrying value aggregating $11.8 million, represented by various capital and other assets used by the Company in the normal course of its business. The Company's FCC license was awarded to it in recognition of its efforts in developing and deploying LMDS technology. As a result, the Company's balance sheet does not reflect any basis for its FCC license. The Spectrum Assignment does not have an impact on the Company's Internet Broadband Broadcast System or on the Company's future business plans.

     Effects on results of operations

     For the six months ended June 30, 1999, the Company earned $ 0.2 million in interest income from the short-term investment of available funds. This amount would have increased proportionately from investment of the proceeds from the Spectrum Assignment.

     (c) Exhibits.

10.1 Amended and Restated Agreement to Assign LMDS License, dated as of June 13, 1999, between SPEEDUS.COM. Inc., SPEEDUSNY, L.P. and NEXTLINK Communications, Inc.

99.1   Press Release dated October 13, 1999 of SPEEDUS.COM, Inc.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SPEEDUS.COM, INC.

                                        By: /s/ Shant S. Hovnanian
                                            ------------------------------
                                        Name:  Shant S. Hovnanian
                                        Title: Chief Executive Officer

October 25, 1999



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                                  EXHIBIT INDEX

10.1 Amended and Restated Agreement to Assign LMDS License, dated as of June 13, 1999, between SPEEDUS.COM. Inc., SPEEDUSNY, L.P. and NEXTLINK Communications, Inc.

99.1   Press Release dated October 13, 1999 of SPEEDUS.COM, Inc.